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                                                                  Exhibit 3.3

                                    BY-LAWS
                                      OF
                            TSI MANAGEMENT COMPANY
                            A DELAWARE CORPORATION

                                   ARTICLE I

                                    OFFICES

     SECTION 1.1 The corporation shall maintain a registered office in the State of Delaware as required by law. The corporation may also have such other offices, either within or without the State of Delaware, as the business of the corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETING. An annual meeting of the stockholders shall be held commencing in 1997 on the third Thursday of May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, for the election of directors and for the transaction of such other business as may come before the meeting.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, the board of directors, or by a request in writing from the holders of not less than 25% of the issued and outstanding voting stock of the corporation. Within ten days after the receipt of such a written request, the President or another officer designated by the President must send a notice of meeting in accordance with section 2.4 hereof.

     SECTION 2.3 PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If a special meeting be called otherwise than by the board of directors, the place of meeting must be in the county of Chester, State of Pennsylvania.

     SECTION 2.4 NOTICE OF MEETING. Written notice stating the place, date and hour of the meeting, the place where the stockholder list may be examined prior to the meeting, if different from the place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in person or sent by mail or overnight express service not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation of the corporation requiring stockholder approval or a sale, lease or exchange of all or substantially all of the corporation's assets, not less than twenty nor more than sixty days before the date of meeting, to each stockholder of record entitled to vote at such meeting, If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. If notice is given by

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overnight express service, such notice shall be deemed given one day after delivery to such express service. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder either before or after any meeting. Attendance by a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any waiver of notice of such meeting.

     SECTION 2.5 FIXING OF RECORD DATE. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.


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     (c)  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     SECTION 2.6 VOTING LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and number of shares registered in his name, which list, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during ordinary business hours. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.7 STOCK LEDGER. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 2.8 QUORUM. A majority of the outstanding shares of voting stock of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, however, that if less than a majority of the outstanding shares of voting stock are represented at said meeting, a majority of the shares of voting stock so represented may adjourn the meeting. If a quorum is present, the affirmative vote of a majority of the shares of voting stock represented at the meeting shall be the act of the stockholders in all matters other than the election of directors, who shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law, the certificate of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Requirements of notice at any adjourned meeting are governed by Section 2.4 hereof. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 2.9 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy must be signed by the stockholder or his attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if, and only as long as, it is coupled with an interest sufficient in law to support


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an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     SECTION 2.10 VOTING OF STOCK. Subject to the provisions of the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the voting stock held by such stockholder.

     SECTION 2.11 VOTING OF STOCK BY CERTAIN HOLDERS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.
Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor counted for quorum purposes, but shares of its stock held by the corporation in a fiduciary capacity may be voted by it and counted for quorum purposes.

     SECTION 2.12 CONSENT OF STOCKHOLDERS. (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested.

     (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders to take such action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested.

     (c) Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

     SECTION 2.13 VOTING BY BALLOT. Voting in any election of directors may, if permitted by the certificate of incorporation, be by voice vote, and voting on any other question shall be by


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voice vote unless, in each case, the presiding officer shall order or any stockholder shall demand that voting be by ballot.

     SECTION 2.14 INSPECTORS. The board of directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, or upon the request of any stockholder shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the certificate of incorporation.

     SECTION 3.2 NUMBER AND QUALIFICATIONS. The number of directors of the corporation shall be nine (9) or such other number as may be determined from time to time by the board of directors of the corporation at a duly held meeting thereof. Directors need not be stockholders of the corporation, citizens of the United States or residents of the State of Delaware.

     SECTION 3.3 ELECTION AND TERM. The board of directors shall be elected at the annual meeting of the stockholders of the corporation and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any


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vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     SECTION 3.4 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. Meetings of the board of directors may be held either within or without the State of Delaware. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.5 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the President or any director. The person or persons calling such special meeting of the board of directors shall fix a place, either within or without the State of Delaware, as the place for holding such special meeting of the board of directors.

     SECTION 3.6 NOTICE. Notice of any special meeting stating the time and place of such meeting shall be given at least three days previous thereto by written notice delivered personally or sent by mail or overnight express service to each director at his business address. Such notice shall be deemed to be delivered when deposited in the United States mail or given to such overnight express service so addressed, with postage thereon prepaid. Notice need not be given to any director who submits a written waiver of notice signed by him either before or after any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of such meeting.

     SECTION 3.7 QUORUM. A majority of the number of directors fixed by or determined in accordance with these by-laws (or of the members of any committee in the case of a meeting of a committee of the board of directors) shall constitute a quorum for the transaction of business at any meeting of the board of directors or of such committee, provided, however, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof.

     SECTION 3.8 MANNER OF ACTING. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or of a committee of the board, as the case may be.

     SECTION 3.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a


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meeting if all the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     SECTION 3.10 COMPENSATION. The board of directors shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

     SECTION 3.11 LIABILITY FOR UNLAWFUL PAYMENT OF DIVIDEND. In case of any willful or negligent violation of the provisions of sections 160 or 173 of the Delaware General Corporation Law regarding the payment of dividends, any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself from such liability by causing his dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he has notice of the same.

     SECTION 3.12 TELEPHONE MEETINGS. Members of the board of directors or of any committee thereof may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     SECTION 3.13 REMOVAL. Any director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

     SECTION 3.14 COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.
 Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, to the extent permitted under the Delaware General Corporation Law.

                                  ARTICLE IV

                                   OFFICERS

     SECTION 4.1 NUMBER. The officers of the corporation shall be a Chairman of the Board, a Vice-Chairman of the Board, a President and Chief Executive Officer, a Vice President - Finance, a Treasurer, a Secretary, an Assistant Secretary, and such other Vice Presidents, Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

     SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after


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each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. New offices may be created and filled at any meeting of the board of directors. Each officer shall hold office until his successor is elected and has qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Election of an officer shall not of itself create contract rights.

     SECTION 4.3 REMOVAL. Any officer elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4 VACANCIES. A vacancy in any office occurring because of death, resignation, removal or otherwise, may be filled by the board of directors.

     SECTION 4.5 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the board of directors, and shall have such other duties and responsibilities as may be assigned to him from time to time by the board of directors.

     SECTION 4.6 THE VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board shall report to the Chairman of the Board, and shall have such duties and responsibilities as may be assigned to him from time to time by the Chairman of the Board or the board of directors.

     SECTION 4.7 THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the corporation and, subject only to the board of directors, shall have general authority over, and general management and control of, the property, business and affairs of the corporation. The President shall preside at all meetings of the stockholders. The President shall have authority to vote all shares of stock of any other corporation standing in the name of the corporation, at any meeting of the stockholders of such other corporation or by written consent of the stockholders of such other corporation, and may, on behalf of the corporation, waive any notice of the calling of any such meeting, and may give a written proxy in the name of the corporation to vote any or all shares of stock of such other corporation owned by the corporation at any such meeting. The President shall perform such other duties as may be prescribed by the board of directors from time to time.

     SECTION 4.8 VICE PRESIDENT - FINANCE. The Vice President - Finance shall report to the President or such other officer as may be determined by the board of directors. Such Vice President - Finance shall have general authority over the financial affairs of the corporation, and such other duties and responsibilities as from time to time may be assigned to him by the President or the board of directors.

     SECTION 4.9 OTHER VICE PRESIDENTS. All other Vice Presidents, if any, shall report to the President or such other officer as may be determined by the board of directors. Each Vice


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President shall have such duties and responsibilities as from time to time may be assigned to him by the President or the board of directors.

     SECTION 4.10 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general, perform all the duties incident to the office of the treasurer and such other duties as may from time to time be assigned to him by the President or the board of directors. In the absence of the Treasurer, or in the event of his incapacity or refusal to act, or at the direction of the Treasurer, the Vice President - Finance or any Assistant Treasurer may perform the duties of the Treasurer.

     SECTION 4.11 THE SECRETARY. The Secretary shall: (a) record all the proceedings of the meetings of the stockholders and board of directors in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares of stock, instruments and all other documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation and (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or the board of directors. In the absence of the Secretary, or in the event of his incapacity or refusal to act, or at the direction of the Secretary, any Assistant Secretary may perform the duties of Secretary.

     SECTION 4.12 THE ASSISTANT SECRETARY. The Assistant Secretary reports to the Secretary of the corporation and shall have such duties and responsibilities as may be assigned to him from time to time by the President, the Secretary or the board of directors.

                                   ARTICLE V

                               CONTRACTS, LOANS
                              CHECKS AND DEPOSITS

     SECTION 5.1 CONTRACTS. Except as otherwise determined by the board of directors or provided in these by-laws, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the President or any Vice President.


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     SECTION 5.2  LOANS.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 5.3 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                  ARTICLE VI

                          CERTIFICATES FOR SHARES OF
                           STOCK AND THEIR TRANSFER

     SECTION 6.1 CERTIFICATES FOR SHARES OF STOCK. Certificates representing shares of stock of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any such certificate is manually countersigned by a transfer agent other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms, indemnity and surety to the corporation as the board of directors may prescribe.

     SECTION 6.2 TRANSFER OF SHARES OF STOCK. Transfers of shares of stock of the corporation shall be made on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.


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     SECTION 6.3  TRANSFER AGENTS AND REGISTRARS.  The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all certificates for shares of stock of the corporation to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.


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

     (c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this section 7.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as provided in this section 7.1.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to this section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section 7.1.

     (h) For purposes of this section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


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

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 7.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing section 7.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                 ARTICLE VIII

                                  FISCAL YEAR

     SECTION 8.1 The fiscal year of the corporation shall end on December 31 or on such other date as the board of directors may from time to time determine by resolution.

                                  ARTICLE IX

                                   DIVIDENDS

     SECTION 9.1 The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law and its certificate of incorporation.


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

                                   ARTICLE X

                                     SEAL

     SECTION 10.1 The corporate seal of the corporation shall be in the form of a circle and shall have the name of the corporation and the words "Corporate Seal, Delaware" written therein or inscribed thereon.

                                  ARTICLE XI

                               WAIVER OF NOTICE

     SECTION 11.1 Whenever any notice whatever is required to be given under any provision of these by-laws or of the certificate of incorporation or of the Delaware General Corporation Law, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors or of a committee of the board of directors need be specified in any written waiver of notice.

                                  ARTICLE XII

                                  AMENDMENTS

     SECTION 12.1 These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority of the whole board of directors then in office, or by the stockholders.


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